Exhibit 10

CONTRACT FOR PURCHASE OF ASSETS AND LIABILITIES

1. Names

Dinello Restaurant Ventures, Inc., a Florida corporation (Seller), and Caramello’s Pizzeria, LLC, a Florida limited liability company (Buyer), agree to the following sale.

2. Sale of Business Assets and Assumption of Liabilities

Seller is selling to Buyer and Buyer is buying from Seller the assets of the operations of Seller, located at 2701 4th Street N, Units 102 &103, St. Petersburg, Florida 33704.

Buyer is also assuming all liabilities associated with the operations of the Seller associated with Caramello’s Pizzeria and Grinders, located at 2701 4th Street N, Units 102 &103, St. Petersburg, Florida 33704

3. Assets and Liabilities Being Sold

The assets being sold pursuant to this agreement consist of:

A.

The inventory of goods.

B.

All the furniture, fixtures and equipment located at 2701 4th Street N, Units 102 &103

C.

Current liabilities: accounts payable and accrued expenses

D.

Goodwill

4. Purchase Price

The purchase price is $40,000.00 allocated as follows:

A.	Inventory	$5,000.00
B.	Furniture, fixtures and equipment	$26,000.00
C.	Current Liabilities	$(25,000.00)
D.	Goodwill	$34,000.00
	TOTAL	$.00

5. Escrow Agent

Escrow Agent's sole obligation under this Agreement is to hold the Funds (the “Deposit” and “Final Payment”) in trust in accordance with the terms hereof. Upon disbursement of the Funds as provided herein, Escrow Agent shall automatically be released and discharged. In the event of any dispute between the Parties with respect to the disposition of the Funds, Escrow Agent shall either continue to hold the Funds in trust pending directions by a court of competent jurisdiction or Escrow Agent shall interplead the Funds. The Parties agree to indemnify and hold harmless Escrow Agent from and against all liability, loss, and costs (including reasonable attorney's fees) or loss of the Funds unless due to the gross negligence or willful misconduct of Escrow Agent. Notwithstanding its duties as escrow agent, Escrow Agent shall have the right to represent Seller in connection with this Agreement, including without limitation the right to represent Seller in any litigation arising in connection herewith.

6. Deposit

Buyer will deposit with Escrow Agent the sum of Five Thousand and 00/100ths Dollars ($5,000.00) in current funds when Buyer and Seller sign this contract. This amount will be applied toward the amount listed in paragraph 4. Seller will return this deposit to Buyer if the purchase is not completed because Seller cannot or does not meet its commitments.

7. Final Payment Due at Closing

At closing, Buyer will pay Seller Fifteen Thousand and 00/100ths ($35,000.00) via wire, direct deposit or cashier's, certified, or personal check to be paced into Escrow to await instructions for disposition from Seller.

8. Seller's Debts

Buyer is not assuming any of Seller's debts or liabilities. At or before closing, Seller will pay all debts and liabilities that are or may become a lien on the assets being bought by Buyer.

At closing, Seller will confirm in an affidavit, a copy of which is attached hereto, that Seller has paid all debts and liabilities of the business, including those that are known and those that are in dispute.

9. Closing

The closing will take place:

Date: October 1, 2011 Time: 11:00 AM Location: Beijing, China	Date: September 30, 2011 Time: 11:00 PM Location: St. Petersburg, Florida

At closing, Buyer and Seller will sign the documents specified in this contract and all other documents reasonably needed to transfer the business assets to Buyer. Buyer will pay Seller the amounts required by this contract and Seller will transfer the business assets to Buyer.

10. Documents for Transferring Assets

At closing, Seller will deliver to Buyer these signed documents:

A.

A bill of sale for the tangible assets being bought, with a warranty of good title.

B.

Assignment of any other contracts that are being transferred to Buyer, if any, with the written consent of the other contracting person, if such consent is required.

Seller will also deliver to Buyer at closing all other documents reasonably needed to transfer the business assets to Buyer.

11. Seller's Representations

Seller warrants and represents that:

A.

Seller has good and marketable title to the assets being sold. The assets will be free from encumbrances at closing.

B.

There are no judgments, claims, liens or proceedings pending against Seller, the business or the assets being sold, and none will be pending at closing.

C.

Seller has given Buyer complete and accurate information, in writing, about the earnings of the business, its assets and liabilities, and its financial condition.

D.

Until closing, Seller will not enter into any new contracts or incur any new obligations and will continue to conduct its business in a normal manner.

These warranties and representations will survive the closing.

12. Buyer's Representations

Buyer warrants and represents that:

A.

Buyer has inspected the tangible assets that Buyer is purchasing and the premises covered by the lease, and is satisfied with their condition except for: Problems found by Buyer.

B.

Buyer has given Seller accurate information about Buyer's financial condition.

These warranties and representations will survive the closing.

13. Risk of Loss

If business assets are damaged or destroyed before closing, Buyer may cancel this contract, in which case Seller will promptly return the deposit.

14. Disputes

If a dispute arises, the parties will try in good faith to settle it through mediation conducted by a mediator to be mutually selected. The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, either party may take the matter to court.

15. Entire Agreement

This is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings.

16. Successors and Assignees

This agreement binds and benefits the heirs, successors and assignees of the parties.

17. Notices

Any notice, request, instruction, demand, consent, or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered either by hand or by certified mail, postage prepaid and certified return receipt requested, or by federal Express or similar overnight delivery service, or by telecopy as follows:

SELLER:	Dinello Restaurant Ventures, Inc. Diane J. Harrison 2701 4th Street N. St. Petersburg, FL 33704 dnlo2011@verizon.net
BUYER:	Caramello’s Pizzeria, LLC c/o Michael J. Daniels 2701 4th Street N. St. Petersburg, FL 33704 pepperoniroll@verizon.net
ESCROW AGENT:	Harrison Law, P.A. Attn: Diane J. Harrison, Esquire 6860 Gulfport Blvd. S. No. 162 St. Petersburg, FL 33707 Fax: (941) 531-4935

or to such other address as the pertinent Party or Escrow Agent may direct by written notice. Each such notice or other communication shall be deemed delivered (a) on the date delivered if done so by hand or (b) on the date deposited in the U.S. mail or with an overnight delivery service or sent via facsimile.

18. Governing Law

This agreement will be governed by and construed in accordance with the laws of the State of Florida.

19. Counterparts

The parties may sign several identical counterparts of this agreement. Any fully signed counterpart shall be treated as an original.

20. Modification

This agreement may be modified only by a writing signed by the party against whom such modification is sought to be enforced.

21. Waiver

If one party waives any term or provision of this agreement at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this agreement, that party retains the right to enforce that term or provision at a later time.

22. Severability

If any court determines that any provision of this agreement is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

23. Signatures

SELLER

Dinello Restaurant Ventures, Inc.,

a Florida corporation

2701 4th Street N.

St. Petersburg, FL  33704

We consent to the sale of the business on the terms and conditions set forth in this purchase contract.

Dated:

September 30, 2011

By:

Diane J. Harrison, Secretary, Treasurer, Director Majority Shareholder

Dinello Restaurant Ventures, Inc.

BUYER

Caramello’s Pizzeria, LLC,

a Florida limited liability company

2701 4th Street N.

St. Petersburg, FL  33704

Dated:

September 30, 2011

By:

Michael J. Daniels, Managing Member

Caramello’s Pizzeria, LLC